UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Keel Infrastructure Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40370	41-4266374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, Suite 1075, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (929)-264-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KEEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Indenture and Convertible Notes

On June 9, 2026, Keel Infrastructure Corp. (the “Company”) issued $458,000,000 aggregate principal amount of its 1.250% Convertible Senior Notes due 2032 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of June 9, 2026, among the Company, Bitfarms Ltd., as guarantor (the “Guarantor”), and Computershare Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the purchase agreement, dated June 4, 2026, among the Company, the Guarantor and the representatives of the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $58,000,000 aggregate principal amount of Notes. The Notes issued on June 9, 2026 include $58,000,000 aggregate principal amount of Notes issued pursuant to the full exercise by the initial purchasers of such option.

The payment obligations under the Notes are fully and unconditionally guaranteed, on a senior, unsecured basis, by the Guarantor.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with any of the Company’s unsecured indebtedness that is not so subordinated (including the Company’s obligations with respect to the Company’s existing 1.375% convertible senior Notes due 2031 (the “Existing Convertible Notes”)); and effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of the Company’s bankruptcy, liquidation, reorganization or other winding up, the Company’s assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full. The Notes will rank structurally junior to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) of the Company’s subsidiaries that do not guarantee the Notes.

The guarantee of the Guarantor will be the Guarantor’s senior unsecured obligation and will rank senior in right of payment to any indebtedness of the Guarantor that is expressly subordinated in right of payment to the guarantee; equal in right of payment with any unsecured indebtedness of the Guarantor that is not so subordinated (including the Guarantor’s obligations with respect to the Existing Convertible Notes); and effectively junior in right of payment to any secured indebtedness of the Guarantor, to the extent of the value of the assets securing such indebtedness. The guarantee will rank structurally junior to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) of the Guarantor’s subsidiaries.

The Notes accrue interest at a rate of 1.250% per annum, payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2027. The Notes will mature on January 15, 2032, unless earlier repurchased, redeemed or converted. Before the close of business on the business day immediately preceding October 15, 2031, holders of the Notes will have the right to convert their Notes only upon the occurrence of certain events. On or after October 15, 2031, holders of the Notes may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately preceding the maturity date.

The Company will have the right to elect to settle conversions by paying or delivering, as applicable, cash, shares of the Company’s Common Stock, or any combination of cash and shares of the Company’s Common Stock. The initial conversion rate is 134.9073 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $7.41 per share. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after July 20, 2029 and before the 31st scheduled trading day immediately preceding the maturity date, but only if the last reported sale price per share of the Company’s Common Stock is at least 130% of the conversion price for at least twenty (20) trading days (whether or not consecutive) during any thirty (30) consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides such redemption notice. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, calling any Note for redemption will result in the conversion rate applicable to the conversion of that Note being increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to certain conditions, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes, among other events, certain business combination transactions involving the Company.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture when due; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence; (iv) the failure by the Company or the Guarantor to comply with certain covenants in the Indenture relating to the ability of the Company or the Guarantor to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company or the Guarantor, as applicable, and its subsidiaries, taken as a whole, to another person; (v) a default by the Company or the Guarantor in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company, the Guarantor or any of the Company’s significant subsidiaries with respect to indebtedness for borrowed money in excess of $25,000,000; (vii) the rendering of certain judgments against the Company, the Guarantor or any of the Company’s significant subsidiaries for the payment of at least $25,000,000, where such judgments are not discharged or stayed within 60 days after date on which the right to appeal has expired or on which all rights to appeal have been extinguished; (viii) certain events of bankruptcy, insolvency and reorganization involving the Company, the Guarantor or any of the Company’s significant subsidiaries; (ix) a termination of trading occurs and (x) except as permitted by the Indenture, any guarantee of the Notes ceases to be in full force and effect or the Guarantor denies or disaffirms its obligations under its guarantee of the Notes.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company or the Guarantor or any of the Company’s significant subsidiaries occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately.

If a termination of trading occurs, the Company may cure such Event of Default by offering to purchase the outstanding Notes as if the occurrence of the termination of trading were a fundamental change and make-whole fundamental change.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference. The above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Capped Call Transactions

On June 4, 2026, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more of the initial purchasers or their respective affiliates and/or one or more other financial institutions (the “Option Counterparties”). In addition, on June 5, 2026, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s Common Stock initially underlying the Notes, and are expected generally to reduce potential dilution to the Company’s Common Stock upon any conversion of the Notes and/or offset any cash payments the Company could be required to make in excess of the principal amount of converted Notes, as the case may be, upon conversion of the Notes, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $11.86 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of 100.0% over the last reported sale price of the Company’s Common Stock on June 4, 2026. The cost of the Capped Call Transactions was approximately $41.7 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any noteholder’s rights under the Notes or the Indenture. Noteholders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as exhibit 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference. The above summary is qualified by reference to the terms of the form of confirmation set forth in such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of Common Stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of  77,234,372 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 168.6340 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events.

Press Release

On the Closing Date, the Company issued a press release announcing that it has completed the sale of the Notes, pursuant to the purchase agreement among the Company, the Guarantor and the initial purchasers of the Notes. A copy of the Company’s press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates, and projections as at the date of this news release and are covered by safe harbors under U.S. and Canadian securities laws. Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “positioning”, “prospects”, “believes”, “on track” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information. This forward-looking information is contained throughout this Current Report in Form 8-K.

This forward-looking information is based on assumptions and estimates of management of Keel at the time they were made, and involves known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Keel to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking information. Such factors, risks, and uncertainties include risks and uncertainties disclosed in Keel’s filings with the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov and under its profile at www.sedarplus.ca, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent filings with the SEC. There may be other factors that cause results not to be as anticipated, estimated, or intended, including factors that are currently unknown to or deemed immaterial by Keel. There can be no assurance that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on any forward-looking information. Keel does not undertake any obligation to revise or update any forward-looking information other than as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1*	Indenture, dated as of June 9, 2026, among Keel Infrastructure Corp. as Issuer, Bitfarms Ltd. as Guarantor, and Computershare Trust Company, N.A., as Trustee.
4.2	Form of certificate representing the 1.250% Convertible Senior Notes due 2032 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Capped Call Transaction.
99.1	Press release of Keel Infrastructure Corp. announcing the closing of its Convertible Notes offering, dated June 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of this exhibit have been redacted in compliance with Item 601(a)(6) of Regulation S-K because disclosure would constitute a clearly unwarranted invasion of personal privacy. Redacted information is indicated by [***].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keel Infrastructure Corp.
(Registrant)

Date: June 9, 2026	By:	/s/ Jonathan Mir
Jonathan Mir
Chief Financial Officer